   Exhibit 99.1

PRESS RELEASE Dated: September 20, 2005 FOR IMMEDIATE DISTRIBUTION CONTACT: Ronald E. Baron Vice President and Chief Financial Officer 434-292-8119 Ron.Baron@greatbanksva.com

Citizens Bancorp of Virginia, Inc. (CZBT) Announces 3rd Quarter $0.15 Per Share Dividend

The Board of Directors approved a $0.15 per share dividend to shareholders of record on September 30, 2005 and payable on October 14, 2005.  Dividends declared and paid over the past twelve months total $.60 per share.

Citizens Bancorp of Virginia, Inc. is a single bank holding company headquartered in Blackstone, Virginia with $272 million in assets as of March 31, 2005. Its subsidiary, Citizens Bank and Trust Co., was founded in 1873 and is the second oldest independent bank in Virginia. The bank has ten offices in Amelia, Nottoway, Prince Edward, Chesterfield counties, and the City of Colonial Heights.

This press release contains forward-looking statements as defined by federal securities laws.  These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management.  Actual results could differ materially from current projections.  Please refer to Citizens Bancorp’s filings with the Securities and Exchange Commission for a summary of important factors that could affect Citizens’ forward-looking statements.  Citizens Bancorp undertakes no obligation to revise these statements following the date of this press release.